UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2008

OPTELECOM-NKF, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland	20874
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Optelecom-NKF, Inc. (the “Company”) has approved amendments to the Employment Contract by and between Optelecom-NKF B.V., a wholly-owned subsidiary of the Company, and Thomas Overwijn, Executive Vice President and Chief Operating Officer of the Company, and the Service Agreement by and between the Company and James Armstrong, the Executive Vice President of Federal Systems of the Company.  Additionally, the Compensation Committee approved a new Employment Agreement between the Company and Steven Tamburo, its Chief Financial Officer, and approved an increase in the annual base salary of Roland Hooghiemstra, Vice President of Sales and Marketing of the Company, to EUR 115,000.

The amendment to Mr. Overwijn's Employment Contract was entered into on January 16, 2008 and increases his annual base salary from EUR 115,000 to EUR 135,000, effective January 1, 2008, and reflects that, effective April 1, 2007, Mr. Overwijn assumed the position of Chief Operating Officer of the Company.

The amendment to Mr. Armstrong's Service Agreement was entered into on January 16, 2008 and provides that the Agreement shall have a one (1) year term ending December 31, 2008.

                The Company and Mr. Tamburo were parties to an Employment Agreement that expired December 31, 2007.  On January 16, 2008, the Company and Mr. Tamburo entered into a new Employment Agreement, effective January 1, 2008, for a term of one (1) year.  Under the terms of this Employment Agreement, Mr. Tamburo will be entitled to receive the following compensation and benefits:

•	Annual base salary of $175,000;
•	The right to participate in the Company’s 2008 incentive compensation plan;
•	Reimbursement for all ordinary, necessary and reasonable business expenses incurred or expended by Mr. Tamburo in the performance of his services under the Employment Agreement;
•	Twenty days of paid vacation and ten days of paid sick leave per year;
•	Participation in the Company’s group medical, dental, long-term and short-term disability insurance, life insurance and 401(k) plan available to executives of the Company generally;
•	Twelve months severance if prior to a change of control of the Company Mr. Tamburo is terminated by the Company without cause or terminates his employment for good reason; and
•
Twenty-four months severance and any bonus earned through the date of termination if after a change of control of the Company Mr. Tamburo is terminated by the Company without cause or terminates his employment for good reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

By:           /s/ Edmund Ludwig
Edmund Ludwig
Chief Executive Officer

Date:              January 21, 2008